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                                                                   EXHIBIT 10.78


                               INDEMNITY AGREEMENT

         This INDEMNITY AGREEMENT (the "Agreement") is entered into on this 29th day of September, 2000, by and between PRISON REALTY TRUST, INC., a Maryland corporation (the "Company"), and JUVENILE AND JAIL FACILITY MANAGEMENT SERVICES, INC., a Tennessee corporation ("JJFMSI").

                                   WITNESSETH:

         WHEREAS, the Company, JJFMSI, Corrections Corporation of America, a Tennessee corporation ("CCA"), and Prison Management Services, Inc., a Tennessee corporation ("PMSI"), on the one hand, and Prison Acquisition Company L.L.C., a Delaware limited liability company ("Prison Acquisition"), on the other hand, are parties to that certain Securities Purchase Agreement, dated as of December 26, 1999, as amended February 28, 2000 (the "Securities Purchase Agreement");

         WHEREAS, pursuant to Section 7.3 of the Securities Purchase Agreement, each of the Company, JJFMSI, CCA, and PMSI are jointly and severally liable to Prison Acquisition for, among other things, the payment of a Transaction Fee, as defined in the Securities Purchase Agreement, in the amount of $15,700,000.00, if and when such Transaction Fee is deemed due and payable under the terms thereof;

         WHEREAS, pursuant to Section 7.6 of the Securities Purchase Agreement, each of the Company, JJFMSI, CCA, and PMSI are jointly and severally liable to Prison Acquisition for, among other things, the payment of a Breakup Fee, as defined in the Securities Purchase Agreement, in the amount of $7,500,000.00, if and when such Breakup Fee is deemed due and payable under the terms thereof;

         WHEREAS, pursuant to Section 10.1(d) of the Securities Purchase Agreement, on April 16, 2000, the Company, JJFMSI, CCA, and PMSI terminated the Securities Purchase Agreement and agreed to a series of alternative transactions with Pacific Life Insurance Company (the "Termination");

         WHEREAS, as the result of the Termination and the non-payment of the fees described above, Prison Acquisition has initiated litigation in the United Stated District Court for the Southern District of New York against the Company, JJFMSI, CCA, and PMSI to compel payment of and recover such fees, such litigation being styled Prison Acquisition Company L.L.C. vs. Prison Realty Trust, Inc., Corrections Corporation of America, Prison Management Services, Inc., and Juvenile and Jail Facility Management Services, Inc., civil action no. 00 Civ. 4269 (LAP)(the "Litigation"); and

         WHEREAS, the Company and JJFMSI desire to enter into certain agreements regarding the satisfaction of any liabilities resulting from the Litigation as set forth herein.


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         NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Indemnification. The Company hereby agrees to indemnify, defend and save JJFMSI and its respective officers, directors, employees, agents, or other affiliates (each, an "Indemnified Party"), forever harmless from and against, and to promptly pay to an Indemnified Party or reimburse an Indemnified Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages or costs or expenses (including reasonable fees and expenses of attorneys, accountants and other experts) (individually and collectively, the "Losses") sustained or incurred by any Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of the Litigation.

         2. Consideration. In consideration for the Company's indemnification of the Indemnified Parties set forth in Section 1. herein, JJFMSI agrees to pay to the Company an aggregate cash payment equal to $6,000,000.00, such payment being immediately due and payable upon the request of the Company.

         3. Authorization. Each party to this Agreement hereby represents and warrants that the execution, delivery, and performance of this Agreement are within the powers of each party and have been duly authorized by the party, the execution and performance of this Agreement by each party have been duly authorized by all applicable laws and regulations, and this Agreement constitutes the valid and enforceable obligation of each party in accordance with its terms.

         4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one agreement.

         5. Headings. Section headings are for convenience or reference only and shall not be used to construe the meaning of any provision in this Agreement.

         6. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Tennessee.

         7. Severability. Should any part of this Agreement be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion.

         8. Successors. This Agreement shall be binding upon and inure to the benefit of the respective parties and their permitted assigns and successors in interest.

         9. Waivers. No waiver of any breach of any of the terms or conditions of this Agreement shall be held to be a waiver of any other or subsequent breach; nor shall any waiver be



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valid or binding unless the same shall be in writing and signed by the party alleged to have granted the waiver.

         10. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and presentations with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                      PRISON REALTY TRUST, INC.



                                      By: /s/ John D. Ferguson
                                          --------------------------------------
                                      Its: President
                                           -------------------------------------


                                      JUVENILE AND JAIL FACILITY
                                      MANAGEMENT SERVICES, INC.



                                      By: /s/ Darrell K. Massengale
                                          --------------------------------------
                                      Its: President
                                           -------------------------------------












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